UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2020

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI		02903
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	CFG PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01   Other Events.

On January 17, 2020, Citizens Financial Group, Inc. (“CFG” or “Citizens”) reported fourth quarter net income of $450 million, down 3% from $465 million in fourth quarter 2018, with earnings per share of $0.98, up 2% from $0.96 per share in fourth quarter 2018. Fourth quarter 2019 results reflect a net $4 million, or $(0.01) per share, after-tax reduction from notable items compared with a net $9 million, or $(0.02) per share, in fourth quarter 2018 and a net $4 million, or $(0.01) per share, in third quarter 2019. Full year 2019 net income available to common stockholders of $1.7 billion compares with $1.7 billion in 2018, with EPS of $3.81, up 8% from $3.52 in 2018. 2019 ROTCE of 12.6% compares with 12.9% in 2018. 2019 results reflect a net $17 million after-tax reduction, or $(0.03) per fully diluted share, from notable items compared with a net $16 million, or $(0.04) per share, in 2018.

On an Underlying basis, which excludes notable items, fourth quarter 2019 net income available to common stockholders of $431 million decreased 6% from fourth quarter 2018 and 1% from third quarter 2019. Underlying EPS of $0.99 per share increased 1% from fourth quarter 2018 and 1% from third quarter 2019. Underlying fourth quarter 2019 ROTCE of 12.5% compares with 14.1% in fourth quarter 2018 and 12.6% in third quarter 2019. Tangible book value per common share of $32.08 increased 12% from fourth quarter 2018 and 2% from third quarter 2019. On an Underlying basis, full year 2019 net income available to common stockholders of $1.7 billion increased 2% and diluted EPS of $3.84 increased 8% from 2018 levels. On an Underlying basis, 2019 ROTCE of 12.8% compares with 13.1% in 2018 reflecting the challenging rate environment.

References in this report to “Underlying” results exclude notable items and are Non-GAAP Financial Measures. “Underlying results before the impact of Acquisitions” exclude the impact of acquisitions that occurred after second quarter 2018 and notable items, as applicable. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis. Additional information regarding the impact of notable items and Acquisitions on our results is described in this report. Please see the end of this report for important information on our use of Key Performance Metrics and Non-GAAP Financial Measures, as applicable, and their reconciliation to GAAP financial measures. References in this report to balance sheet items are on an average basis and loans exclude loans held for sale (“LHFS”) unless otherwise noted. References to net interest margin are on a fully taxable equivalent (“FTE”) basis and all references to earnings per share represent fully diluted per common share. References to consolidated and/or commercial loans and loan growth include leases. The “Company” refers to Citizens. Current reporting-period regulatory capital ratios are preliminary. Select totals may not sum due to rounding.

Citizens’ board of directors has declared an 8% increase in its quarterly cash dividend to $0.39 per common share. The first quarter dividend is now 22% higher than a year ago. The dividend is payable on February 12, 2020 to shareholders of record at the close of business on January 29, 2020.

Fourth quarter 2019 vs. fourth quarter 2018

Key highlights

•	Fourth quarter results reflect revenue growth of $44 million, or 3%; up 2% on an Underlying basis, despite the challenging rate environment. Record Underlying noninterest income up 16%, paced by strong results in mortgage banking with record results in capital markets and foreign exchange and interest rate products.

•	Fourth quarter 2019 results reflect a net $4 million after-tax reduction, or $(0.01) per share, from notable items compared with a net $9 million after-tax reduction, or $(0.02) per share, in fourth quarter 2018. Fourth quarter 2019 notable items, including a $24 million benefit, or $0.06 per share, largely tied to legacy tax matters, lowered the reported effective tax rate from approximately 21.5% to 16.8%, which helped offset TOP and integration costs.

•	Results reflect an efficiency ratio of 60.3% and ROTCE of 12.4%; delivered an Underlying efficiency ratio of 58.0% and ROTCE of 12.5%.

•	Period-end loan-to-deposit ratio of 95.0% improved from 97.6%.

•	Tangible book value per common share of $32.08 increased 12%. Fully diluted average common shares outstanding decreased 32.6 million shares, or 7%.

Results

•	Underlying total revenue increased $39 million, or 2%, reflecting strength in noninterest income and lower net interest income.

•	Net interest income decreased 2%, reflecting the challenging rate and yield curve environment, partially offset by the impact of 4% growth in interest-earning assets.

•	Net interest margin of 3.06% decreased 19 basis points, reflecting the impact of lower rates and higher prepayments on interest-earning asset yields, partially offset by the benefit of continued mix shift towards better-returning assets and deposit pricing discipline.

•	Record Underlying noninterest income of $494 million increased $68 million, or 16%, driven by strong results in mortgage banking, record results in capital markets and foreign exchange and interest rate products and solid performance in trust and investment services fees.

•	Noninterest expense increased 4%. Underlying noninterest expense of $949 million increased 5% reflecting higher salaries and employee benefits, equipment and software expense and outside services, given the impact of merit increases, higher revenue-driven incentives and investments in strategic growth initiatives.

•	Provision expense of $110 million compares with $85 million in fourth quarter 2018, largely reflecting several modest losses in Commercial and the impact of continued seasoning in retail growth portfolios. Key credit metrics continue to reflect overall strong credit quality.

•	ROTCE of 12.4% compares with 13.8% for fourth quarter 2018. Underlying ROTCE of 12.5% compares with 14.1% for fourth quarter 2018 and reflects an approximate 85 basis point drag from higher tangible common equity value, given the positive impact of lower long-term rates on securities valuations.

Balance Sheet

•	Average interest-earning assets increased $5.1 billion, or 4%, driven by 3% loan growth in commercial and retail. Loans increased 4% before the impact of 2019 loan sales activity tied to Balance Sheet Optimization initiatives.

•	Average deposits increased $7.9 billion, or 7%, reflecting growth in money market accounts, savings, term deposits and checking with interest. The average loan-to-deposit ratio improved to 94.6% from 98.4%; period-end loan-to-deposit ratio improved to 95.0% from 97.6% in fourth quarter 2018.

•	Nonperforming loans and leases (“NPLs”) to loans and leases ratio of 0.59% improved from 0.66%, reflecting a decrease in retail, partially offset by an increase in commercial.

•	Allowance coverage of NPLs of 178% improved from 162%.

•	Capital remains strong, with a common equity tier 1 (“CET1”) risk-based capital ratio of 10.0%.

•	Repurchased 10.9 million shares of common stock at a weighted average price of $36.68 in the quarter. Including common dividends, returned $558 million in capital to shareholders.

Year-over-year update on plan execution

Consumer Banking

•	Continued balance sheet momentum, with 3% loan growth, or 5% before the impact of 2019 loan sales activity, including continued growth in more attractive risk-adjusted return categories; 8% deposit growth, including 3% growth in demand deposits.

•	Strong development of and results in our fee income businesses. Generated robust mortgage banking fees, up 45%, and trust and investment services fees, up 21%.

•	Citizens Access®, our nationwide digital platform, ended the year with deposits of $5.8 billion.

Commercial Banking

•	Strong balance sheet performance with 3% loan growth, driven by geographic, product and client-focused expansion strategies.

•	Continue to benefit from investments in broadening and enhancing our capabilities and the diversification of our fee-based businesses. Record fee revenues of $175 million reflect growth in our customer base and deepening of relationships. Completed client migration to our upgraded cash management platform during the quarter.

Efficiency and balance sheet optimization initiatives

•	TOP 5 program efficiency and revenue initiatives achieved approximately $125 million year-end 2019 pre-tax run-rate benefit.

•	The transformational TOP 6 program is well underway, with a target of approximately $300-$325 million in pre-tax run-rate benefit by year-end 2021.

•	Continued progress on Balance Sheet Optimization initiatives to grow more attractive risk-adjusted return portfolios and optimize deposit mix. Several portfolio actions expected to boost NIM and ROTCE are under consideration.

Fourth quarter 2019 vs. third quarter 2019

Key highlights

•	Fourth quarter highlights include broadly stable revenue despite the impact of a challenging yield curve environment. Continued strength in noninterest income reflects record results in capital markets and foreign exchange and interest rate products.

•	Fourth quarter 2019 results reflect a net $4 million after-tax reduction, or $(0.01) per share, from notable items compared with a net $4 million after-tax reduction, or ($0.01) per share, in third quarter 2019. Fourth quarter 2019 notable items, including a $24 million benefit, or $0.06 per share, largely tied to legacy tax matters, lowered the reported effective tax rate from approximately 21.5% to 16.8%.

•	Linked quarter trends reflect the impact of a third quarter 2019 aircraft lease restructuring transaction, given our continuing efforts to accelerate the rundown of the non-core lease portfolio. This transaction increased other noninterest income $7 million, noninterest expense $10 million and net charge-offs and provision expense $5 million and decreased pre-provision net revenue $3 million.

•	ROTCE was 12.4%; Underlying ROTCE of 12.5% compares with 12.6% in third quarter 2019.

•	Tangible book value per common share of $32.08 increased 2%. Fully diluted average common shares outstanding decreased 10.6 million, or 2%.

•	Results reflect an efficiency ratio of 60.3%; Underlying efficiency ratio of 58.0% compares with 58.2% in third quarter 2019, reflecting broadly stable revenue and well-controlled expenses.

Results

•	Total revenue of $1.6 billion reflects broadly stable net interest income and noninterest income.

•	Net interest income of $1.1 billion was relatively stable, as the impact of lower interest-earning asset yields given the challenging rate environment was largely offset by the benefit of loan growth and reduced funding costs.

•	Net interest margin of 3.06% decreased 6 basis points as a reduction in interest-earning asset yields was only partially offset by the benefit of lower funding costs given lower short-term rates. Interest-bearing deposit costs decreased 15 basis points, reflecting strong pricing discipline.

•	Record noninterest income of $494 million was up slightly, as record results in capital markets and foreign exchange and interest rate products and solid results in trust and investment services fees were offset by a decrease in mortgage banking fees from record third quarter 2019 levels. Results also reflect a $7 million decrease from third quarter 2019 levels tied to the lease transaction.

•	Noninterest expense of $986 million increased $13 million, or 1%, including the impact of notable items. On an Underlying basis, noninterest expense of $949 million decreased $5 million, or 1%, largely reflecting a $10 million impact from the third quarter 2019 lease transaction and lower salaries and employee benefits, partially offset by seasonally higher outside services.

•	Provision expense of $110 million increased from $101 million in the prior quarter, largely reflecting retail seasonality and continued seasoning in retail growth portfolios, partially offset by lower commercial.

Balance sheet

•	Average interest-earning assets increased $2.4 billion, or 2%, driven by 1% loan growth. Average loan growth reflected the $419 million average impact of the transfer of $1.1 billion of mortgages to loans held for sale in connection with Balance Sheet Optimization initiatives. Average loans were up 2% before the impact of this sales activity.

•	Average deposits increased $1.7 billion, reflecting growth in money market accounts, demand deposits, savings and checking with interest, partially offset by a decrease in term deposits.

•	Average loan-to-deposit ratio of 94.6% was stable with the third quarter 2019; period-end loan-to-deposit ratio of 95.0% compares to 94.5% in third quarter 2019.

•	NPLs to loans and leases ratio of 0.59% compares to 0.63% in third quarter 2019; allowance coverage of NPLs of 178% compares to 171% in third quarter 2019.

2019 vs. 2018

Key Highlights

•	Full year 2019 net income available to common stockholders of $1.7 billion increased $26 million, or 2%, with EPS of $3.81 up 8% from $3.52 in 2018.

•	2019 results reflect a net $17 million after-tax reduction, or ($0.03) per fully diluted share, from notable items compared with a net $16 million after-tax reduction, or ($0.04) per share, in 2018.

•	On an Underlying basis, full year 2019 net income available to common stockholders of $1.7 billion increased 2% and diluted EPS of $3.84 increased 8% from 2018 levels.

•	ROTCE of 12.6% compares with 12.9%. Underlying ROTCE of 12.8% compares with 13.1% and reflects an approximate 50 basis point drag from higher tangible common equity value, given the positive impact of lower long-term rates on securities valuations.

•	Tangible book value per common share was $32.08, up 12%.

Results

•	Total revenue of $6.5 billion increased $363 million, or 6%, driven by a 2% increase in net interest income and a 18% increase in noninterest income. Underlying total revenue, before the impact of Acquisitions, of $6.3 billion, increased $198 million, or 3.3%.

•	Net interest income results reflect 4% average loan growth and a 6 basis point decline in net interest margin given the challenging yield curve environment.

•	Noninterest income of $1.9 billion increased 18% with record results in mortgage banking, capital markets, foreign exchange and interest rate products, card fees and trust and investment services fees. Before the impact of Acquisitions, noninterest income increased 9%.

•	Noninterest expense of $3.8 billion increased 6% driven by the $103 million impact of Acquisitions and notable items. Before the impact of notable items and Acquisitions, noninterest expense of $3.6 billion increased 3.6% and included the impact of continued investments to diversify our platform and drive future revenue growth.

•	Efficiency ratio of 59.3% compares with 59.1% for 2018. On an Underlying basis, the efficiency ratio of 58.2% compares to 58.1% in 2018.

Balance Sheet

•	Average interest-earning assets increased $5.5 billion, or 3.9%, driven by 3.9% loan growth, with 5.2% loan growth in commercial and 2.7% loan growth in retail. Loan growth was 4.5% before the impact of 2019 loan sales activity tied to Balance Sheet Optimization initiatives.

•	Average deposits increased $7.4 billion, or 6%, reflecting growth in savings, term deposits and checking with interest.

•	The average loan-to-deposit ratio improved to 95.6% from 97.9%; period-end loan-to-deposit ratio improved to 95.0% from 97.6%.

•	Nonperforming loans and leases (“NPLs”) to loans and leases ratio of 0.59% improved from 0.66%, reflecting a decrease in retail, partially offset by an increase in commercial.

•	Allowance coverage of NPLs of 178% improved from 162%.

•	Capital remains strong, with a CET1 risk-based capital ratio of 10.0%, compared with 10.6% at year-end 2018.

•	Repurchased 34 million shares of common stock at a weighted-average price of $35.56, and including common dividends, returned $1.84 billion to common shareholders, up 23%.

Earnings highlights:

	Quarterly Trends											Full Year
				4Q19 change from										2019 change
($s in millions, except per share data)	4Q19	3Q19	4Q18	3Q19				4Q18				2019	2018	from 2018

Earnings				$/bps		%		$/bps		%		$	$	$
Net interest income	$1,143	$1,145	$1,172	$(2)		—%		$(29)		(2	) %	$4,614	$4,532	$82
Noninterest income	494	493	421	1		—		73		17		1,877	1,596	281
Total revenue	1,637	1,638	1,593	(1)		—		44		3		6,491	6,128	363
Noninterest expense	986	973	951	13		1		35		4		3,847	3,619	228
Pre-provision profit	651	665	642	(14)		(2)		9		1		2,644	2,509	135
Provision for credit losses	110	101	85	9		9		25		29		393	326	67

Net income	450	449	465	1		—		(15)		(3)		1,791	1,721	70
Preferred dividends	23	17	15	6		35		8		53		73	29	44
Net income available to common stockholders	$427	$432	$450	$(5)		(1)%		$(23)		(5)%		$1,718	$1,692	$26

After-tax notable Items	4	4	9	—		—		(5)		(56)		17	16	1

Underlying net income	$454	$453	$474	$1		—%		$(20)		(4	) %	$1,808	$1,737	$71
Underlying net income available to common stockholders	$431	$436	$459	$(5)		(1	) %	$(28)		(6	) %	$1,735	$1,708	$27

Average common shares outstanding
Basic (in millions)	434.7	445.7	467.3	(11.0)		(2)		(32.7)		(7)		449.7	478.8	(29.1)
Diluted (in millions)	436.5	447.1	469.1	(10.6)		(2)		(32.6)		(7)		451.2	480.4	(29.2)
Diluted earnings per share	$0.98	$0.97	$0.96	$0.01		1%		$0.02		2%		$3.81	$3.52	$0.29

Underlying diluted earnings per share	$0.99	$0.98	$0.98	$0.01		1%		$0.01		1%		$3.84	$3.56	$0.28

Key performance metrics*
Net interest margin	3.04%	3.10%	3.23%	(6 bps	)			(19 bps	)			3.14%	3.21%	(7 bps	)
Net interest margin, FTE	3.06	3.12	3.25	(6)				(19)				3.16	3.22	(6)
Effective income tax rate	16.8	20.5	16.5	(370)				31				20.4	21.2	(73)
Efficiency ratio	60	59	60	88				59				59	59	22
Underlying efficiency ratio	58	58	57	(20)				132				58	58	10
Return on average common equity	8.3	8.4	9.2	(5)				(86)				8.5	8.6	(17)
Return on average tangible common equity	12.4	12.4	13.8	(5)				(146)				12.6	12.9	(30)
Underlying return on average tangible common equity	12.5	12.6	14.1	(9)				(162)				12.8	13.1	(30)
Return on average total assets	1.08	1.10	1.17	(2)				(9)				1.10	1.11	(1)
Underlying return on average total tangible assets	1.14%	1.16%	1.24%	(2 bps	)			(10 bps	)			1.16%	1.17%	(1	) bps

Capital adequacy(1,2)
Common equity tier 1 capital ratio	10.0%	10.3%	10.6%									10.0%	10.6%
Total capital ratio	13.0	13.0	13.3									13.0	13.3
Tier 1 leverage ratio	10.0%	9.9%	10.0%									10.0%	10.0%

Asset quality(2)
Nonperforming loans and leases as a % of loans and leases	0.59%	0.63%	0.66%	(4 bps	)			(7 bps	)			0.59%	0.66%	(7)	bps
Allowance for loan and lease losses as a % of loans and leases	1.05	1.07	1.06	(2)				(1)				1.05	1.06	(1)
Allowance for loan and lease losses as a % of nonperforming loans and leases	178	171	162	660				1,579				178	162	1,579
Net charge-offs as a % of average loans and leases	0.41%	0.38%	0.29%	3	bps			12	bps			0.36%	0.28%	8	bps

1) Current reporting-period regulatory capital ratios are preliminary.

2) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Notable items:

2019 quarterly and fourth quarter 2018 results reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company (“FAMC”) acquisition. Fourth quarter and full year 2019 and 2018 results also reflect costs related to strategic initiatives. Fourth quarter 2019 results also include a tax benefit largely tied to legacy tax matters. Fourth quarter 2018 results also include the impact of a further benefit resulting from December 2017 Tax Legislation, partially offset by other notable items primarily associated with TOP and real estate efficiency initiatives. These notable items have been excluded from reported results to better reflect Underlying operating results.

Total estimated after-tax FAMC integration costs are expected to be in the $40-$45 million range, with the integration substantially complete by second quarter 2020. Cumulative after-tax integration costs related to FAMC totaled $30 million through the end of fourth quarter 2019.

Notable items - integration costs	4Q19			3Q19			4Q18			Cumulative after-tax integration costs
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	FAMC	Other	Total

Noninterest income	$—	$—	$—	$—	$—	$—	$(4)	$(3)	$(0.01)	$(3)	$—	$(3)
Salaries & benefits	—	—	—	(1)	(1)	—	(4)	(3)	(0.01)	(10)	—	(10)
Equipment & software	(1)	(1)	—	—	—	—	—	—	—	(1)	—	(1)
Outside services	(1)	(1)	—	(3)	(2)	(0.01)	(5)	(4)	(0.01)	(12)	(3)	(15)
Occupancy	—	—	—	—	—	—	(2)	(1)	—	(1)	—	(1)
Other expense	—	—	—	—	—	—	(1)	(1)	—	(3)	—	(3)

Noninterest expense	$(2)	$(2)	$—	$(4)	$(3)	$(0.01)	$(12)	$(9)	$(0.02)	$(27)	(3)	$(30)

Total Integration costs	$(2)	$(2)	$—	$(4)	$(3)	$(0.01)	$(16)	$(12)	$(0.03)	$(30)	$(3)	$(33)

Other notable items - primarily tax and TOP	4Q19			3Q19			4Q18
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Tax notable items	$—	$24	$0.06	$—	$10	$0.02		$29	$0.06
Other notable items - TOP & other actions
Noninterest income	—	—	—	—	—	—	(1)	(1)	—
Salaries & benefits	(6)	(5)	(0.01)	(4)	(3)	(0.01)	(2)	(2)	(0.01)
Equipment & software	(2)	(1)	—	—	—	—	(3)	(2)	—
Outside services	(19)	(14)	(0.03)	(11)	(8)	(0.02)	(14)	(11)	(0.02)
Occupancy	(8)	(6)	(0.01)	—	—	—	(14)	(10)	(0.02)
Other expense	—	—		—	—	—	—	—	—

Noninterest expense	$(35)	$(26)	$(0.05)	$(15)	$(11)	$(0.03)	$(33)	$(25)	$(0.05)

Total other notable items	$(35)	$(2)	$—	$(15)	$(1)	$—	$(34)	$3	$0.01

Total notable items	$(37)	$(4)	$(0.01)	$(19)	$(4)	$(0.01)	$(50)	$(9)	$(0.02)

Notable items - integration costs	FY2019			FY2018
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Noninterest income	$—	$—	$—	$(4)	$(3)	$(0.01)
Salaries & benefits	(4)	(3)	(0.01)	(9)	(7)	(0.02)
Equipment & software	(1)	(1)	—	—	—	—
Outside services	(13)	(10)	(0.02)	(6)	(5)	(0.01)
Occupancy	—	—	—	(2)	(1)	—
Other expense	—	—	—	(4)	(3)	(0.01)

Noninterest expense	$(18)	$(14)	$(0.03)	$(21)	$(16)	$(0.04)

Total Integration costs	$(18)	$(14)	$(0.03)	$(25)	$(19)	$(0.05)

Other notable items - primarily tax and TOP	FY2019			FY2018
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Tax notable items	$—	$34	$0.08	$—	$29	$0.06
Other notable items - TOP & other actions
Noninterest income	—	—	—	(1)	(1)	—
Salaries & benefits	(10)	(8)	(0.02)	(2)	(2)	(0.01)
Equipment & software	(2)	(1)	—	(3)	(2)	—
Outside services	(30)	(22)	(0.05)	(14)	(11)	(0.02)
Occupancy	(8)	(6)	(0.01)	(14)	(10)	(0.02)
Other expense	—	—	—	—	—	—

Noninterest expense	$(50)	$(37)	$(0.08)	$(33)	$(25)	$(0.05)

Total other notable items	$(50)	$(3)	$(0.01)	$(34)	$3	$0.01

Total notable items	$(68)	$(17)	$(0.03)	$(59)	$(16)	$(0.04)

The following table provides information on Underlying results before the impact of notable items.

Underlying results:

	Quarterly Trends							Full Year

				3Q19 change from						2019 Change
($s in millions, except per share data)	4Q19	3Q19	4Q18	3Q19		4Q18		2019	2018	from 2018

Net interest income	$1,143	$1,145	$1,172	—%		(2)%		$4,614	$4,532	2%
Noninterest income	494	493	426	—		16		1,877	1,601	17

Total revenue	$1,637	$1,638	$1,598	—%		2%		$6,491	$6,133	6%
Noninterest expense	986	973	951	1		4		3,847	3,619	6
Notable items	37	19	45	95		(18)		68	54	26

Underlying noninterest expense	$949	$954	$906	(1)%		5%		3,779	3,565	6%
Underlying pre-provision profit	688	684	692	1		(1)		2,712	2,568	6
Provision for credit losses	110	101	85	9		29		393	326	21

Net income available to common stockholders	427	432	450	(1)		(5)		1,718	1,692	2
Underlying net income available to common stockholders	431	436	459	(1)		(6)		1,735	1,708	2
Key performance metrics*

Diluted EPS	$0.98	$0.97	$0.96	1%		2%		$3.81	$3.52	8%
Underlying EPS	$0.99	$0.98	$0.98	1%		1%		$3.84	$3.56	8%
Efficiency ratio	60%	59%	60%	88	bps	59	bps	59%	59%	22	bps
Underlying efficiency ratio	58	58	57	(20)		132		58	58	10

Operating leverage				(1.5)		(1.0)				(0.4)%
Underlying operating leverage				0.3%		(2.4)%				(0.2)%

Discussion of results:

Net interest income				4Q19 change from
($s in millions)	4Q19	3Q19	4Q18	3Q19			4Q18

				$/bps		%	$/bps		%

Interest income:
Interest and fees on loans and leases and loans held for sale	$1,335	$1,377	$1,362	$(42)		(3)%	$(27)		(2)%
Investment securities	159	153	172	6		4	(13)		(8)
Interest-bearing deposits in banks	7	8	8	(1)		(13)	(1)		(13)

Total interest income	$1,501	$1,538	$1,542	$(37)		(2)%	$(41)		(3)%

Interest expense:
Deposits	$263	$297	$245	$(34)		(11)%	$18		7%
Federal funds purchased and securities sold under agreements to repurchase	1	2	2	(1)		(50)	(1)		(50)
Other short-term borrowed funds(1)	1	—	2	1		100	(1)		(50)
Long-term borrowed funds(1)	93	94	121	(1)		(1)	(28)		(23)

Total interest expense	$358	$393	$370	$(35)		(9)%	$(12)		(3)%

Net interest income	$1,143	$1,145	$1,172	$(2)		—%	$(29)		(2)%

Net interest margin, FTE	3.06%	3.12%	3.25%	(6	)bps		(19	)bps

1) Beginning in 1Q19, borrowed funds interest expense is based on original maturity and prior periods have been revised consistent with the current presentation.

Net interest income decreased $29 million, or 2%, from fourth quarter 2018 as 4% growth in interest-earning assets was more than offset by a lower net interest margin reflecting the challenging rate and yield curve environment. Net interest margin of 3.06% decreased 19 basis points as the impact of lower short-term rates on loan yields and higher securities premium amortization tied to lower long-term interest rates was only partially offset by lower funding costs and the continued mix shift towards better-returning assets.

Compared with third quarter 2019, net interest income of $1.1 billion was relatively stable as the benefit of 2% interest earning asset growth was offset by the impact of the challenging rate environment on net interest margin. Net interest margin of 3.06% decreased 6 basis points, as a reduction in interest-earning asset yields tied to lower interest rates was only partially offset by lower deposits costs and a mix shift in loans toward more attractive risk-adjusted categories. Interest-bearing deposit costs decreased 15 basis points, reflecting continued pricing discipline.

Noninterest Income				4Q19 change from
($s in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

				$	%	$	%

Service charges and fees	$128	$128	$131	$—	—%	$(3)	(2)%
Mortgage banking fees	80	117	51	(37)	(32)	29	57
Card fees	64	67	62	(3)	(4)	2	3
Capital markets fees	66	39	45	27	69	21	47
Trust and investment services fees	52	50	43	2	4	9	21
Foreign exchange and interest rate products	49	35	34	14	40	15	44
Letter of credit and loan fees	35	34	34	1	3	1	3
Securities gains, net	4	3	6	1	33	(2)	(33)
Other income(1)	16	20	15	(4)	(20)	1	7

Noninterest income	$494	$493	$421	$1	—%	$73	17%

Notable items	$—	$—	$(5)	$—	—	$5	100

Underlying noninterest income	$494	$493	$426	$1	—%	$68	16%

1) Other income includes bank-owned life insurance and other income.

Noninterest income of $494 million increased $73 million, or 17%, from fourth quarter 2018, reflecting the impact of investments to broaden and enhance our fee income capabilities. Underlying noninterest income increased 16% driven by strong mortgage banking fees related to higher origination volumes, record results in capital markets and foreign exchange and interest rate products and solid performance in trust and investment services fees.

Compared with third quarter 2019, record noninterest income reflects record results in capital markets and foreign exchange and interest rate products and solid results in trust and investment services fees were offset by a decrease in mortgage banking fees from record third quarter 2019 levels. Other income declined from higher third quarter 2019 levels that included a $7 million benefit related to the lease transaction.

Noninterest Expense				4Q19 change from
($s in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

				$	%	$	%

Salaries and employee benefits	$502	$508	$483	$(6)	(1) %	$19	4%
Equipment and software expense	133	130	124	3	2	9	7
Outside services	142	128	135	14	11	7	5
Occupancy	88	80	92	8	10	(4)	(4)
Other operating expense	121	127	117	(6)	(5)	4	3

Noninterest expense	$986	$973	$951	$13	1%	$35	4%

Notable items	$37	$19	$45	$18	95%	$(8)	(18)%

Underlying, as applicable

Salaries and employee benefits	$496	$503	$477	$(7)	(1) %	$19	4%
Equipment and software expense	130	130	121	—	—	9	7
Outside services	122	114	116	8	7	6	5
Occupancy	80	80	76	—	—	4	5
Other operating expense	121	127	116	(6)	(5)	5	4

Underlying noninterest expense	$949	$954	$906	$(5)	(1) %	$43	5%

Fourth quarter 2019 noninterest expense of $986 million increased $35 million, or 4%, from fourth quarter 2018. Underlying noninterest expense of $949 million increased $43 million, or 5%, largely reflecting an increase in salaries and employee benefits given the impact of annual merit increases and revenue-based incentives, as well as an increase in equipment and software expense and outside services.

Compared with third quarter 2019, noninterest expense increased $13 million, or 1%. Underlying noninterest expense of $949 million decreased $5 million, or 1%, from higher third quarter 2019 levels that included $10 million related to the lease transaction. Results also reflect continued focus on expense discipline and the benefit of TOP efficiency initiatives. Lower salaries and employee benefits tied to efficiency initiatives and lower incentive compensation were offset by higher outside services expense, which includes the impact of higher retail loan origination activity and seasonality.

The fourth quarter 2019 effective tax rate of 16.8% reflects the impact of notable items including a tax benefit related to legacy tax matters. On an Underlying basis, the effective tax rate of 21.5% was broadly stable and compares to 21.9% for fourth quarter 2018 and 22.3% for third quarter 2019.

Consolidated balance sheet review(1)				4Q19 change from

($s in millions)	4Q19	3Q19	4Q18	3Q19			4Q18

				$/bps		%	$/bps		%

Total assets	$165,733	$164,362	$160,518	$1,371		1%	$5,215		3%
Total loans and leases	119,088	117,880	116,660	1,208		1	2,428		2
Total loans held for sale	3,330	2,015	1,320	1,315		65	2,010		152
Deposits	125,313	124,714	119,575	599		—	5,738		5
Stockholders’ equity	22,201	21,851	20,817	350		2	1,384		7
Stockholders’ common equity	20,631	20,718	19,977	(87)		—	654		3
Tangible common equity	$13,893	$13,976	$13,389	$(83)		(1) %	$504		4%
Loan-to-deposit ratio (period-end)(2)	95.0%	94.5%	97.6%	51	bps		(253 bps	)
Loans to deposit ratio (average)(2)	94.6	94.6	98.4	1			(378)
Common equity tier 1 capital ratio(3)	10.0	10.3	10.6
Total capital ratio(3)	13.0%	13.0%	13.3%

1) Represents period end unless otherwise noted.

2) Excludes loans held for sale.

3) Current reporting period regulatory capital ratios are preliminary.

Total assets of $165.7 billion at December 31, 2019 increased $5.2 billion, or 3%, from December 31, 2018, driven by a $4.4 billion increase in loans and loans held for sale. Compared with September 30, 2019, total assets increased $1.4 billion, as a $2.5 billion increase in loans and loans held for sale was partially offset by a $787 million decrease in the investment portfolio.

Interest-earning assets				4Q19 change from

($s in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Period-end interest-earning assets				$	%	$	%

Investments and interest-bearing deposits	$27,177	$27,964	$28,216	$(787)	(3) %	$(1,039)	(4) %
Commercial loans and leases	57,538	56,733	56,783	805	1	755	1
Retail loans	61,550	61,147	59,877	403	1	1,673	3
Total loans and leases	119,088	117,880	116,660	1,208	1	2,428	2
Loans held for sale, at fair value	1,946	1,993	1,219	(47)	(2)	727	60
Other loans held for sale	1,384	22	101	1,362	NM	1,283	NM
Total loans and leases and loans held for sale	122,418	119,895	117,980	2,523	2	4,438	4

Total period-end interest-earning assets	$149,595	$147,859	$146,196	$1,736	1%	$3,399	2%

Average interest-earning assets
Investments and interest-bearing deposits	$27,280	$27,114	$26,553	$166	1%	$727	3%
Commercial loans and leases	57,661	56,983	56,310	678	1	1,351	2
Retail loans	61,244	60,274	59,583	970	2	1,661	3
Total loans and leases	118,905	117,257	115,893	1,648	1	3,012	3
Loans held for sale, at fair value	2,209	1,970	1,245	239	12	964	77
Other loans held for sale	517	134	79	383	NM	438	NM
Total loans and leases and loans held for sale	121,631	119,361	117,217	2,270	2	4,414	4

Total average interest-earning assets	$148,911	$146,475	$143,770	$2,436	2%	$5,141	4%

Period-end interest earning assets of $149.6 billion increased $3.4 billion, or 2%, from December 31, 2018, as a $4.4 billion, or 4%, increase in loans and loans held for sale was partially offset by a $1.0 billion reduction in the investment portfolio. Compared with September 30, 2019, period-end interest-earning assets increased $1.7 billion, as a $2.5 billion increase in loans and loans held for sale was partially offset by a $787 million reduction in the investment portfolio. These results include the impact of a $1.1 billion transfer of on-balance sheet mortgage loans to held for sale in fourth quarter 2019 in connection with balance sheet optimization strategies. The average effective duration of the securities portfolio decreased to 3.7 years as of December 31, 2019 from 4.4 years at December 31, 2018, given lower long-term rates that drove an increase in securities prepayment speeds. The duration increased from 3.2 years at September 30, 2019, as long-term rates moved higher during the quarter.

Average interest-earning assets of $148.9 billion in fourth quarter 2019 increased $5.1 billion, or 4%, from fourth quarter 2018, driven by a $3.0 billion, or 3%, increase in loans and leases. Commercial loans and leases increased $1.4 billion, or 2%. Retail loans increased $1.7 billion, or 3%. Commercial loan results reflect strength in commercial and industrial loans, driven by geographic, product and client-focused expansion strategies as well as strength in commercial real estate, partially offset by planned reductions in commercial leases. Retail loan growth was driven by mortgage, education finance and other retail, partially offset by lower home equity.

Compared with third quarter 2019, average interest-earning assets increased $2.4 billion, or 2%, driven by a $1.6 billion, or 1.4% increase in loans, with a $970 million increase in retail loans and a $678 million increase in commercial loans. Retail loan growth results reflect a $419 million average reduction tied to the transfer of $1.1 billion of on-balance sheet mortgages to held for sale in fourth quarter 2019 in connection with balance sheet optimization strategies. Total average loan growth was 1.8% before the impact of this transfer.

Deposits				4Q19 change from
($s in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Period-end deposits				$	%	$	%

Demand deposits	$29,233	$29,939	$29,458	$(706)	(2) %	$(225)	(1) %
Checking with interest	24,840	24,403	23,067	437	2	1,773	8
Savings	13,779	13,479	12,007	300	2	1,772	15
Money market accounts	38,725	36,826	35,701	1,899	5	3,024	8
Term deposits	18,736	20,067	19,342	(1,331)	(7)	(606)	(3)

Total period-end deposits	$125,313	$124,714	$119,575	$599	— %	$5,738	5%

Average deposits
Demand deposits	$29,928	$28,945	$29,824	$983	3%	$104	— %
Checking with interest	23,545	23,422	21,792	123	1	1,753	8
Savings	13,582	13,442	11,220	140	1	2,362	21
Money market accounts	38,809	37,161	35,929	1,648	4	2,880	8
Term deposits	19,788	20,951	19,000	(1,163)	(6)	788	4

Total average deposits	$125,652	$123,921	$117,765	$1,731	1%	$7,887	7%

Total period-end deposits of $125.3 billion at December 31, 2019 increased $5.7 billion, or 5%, from December 31, 2018, driven by growth in money market accounts, checking with interest and savings, partially offset by a decrease in term deposits and demand deposits.

Compared with September 30, 2019, period-end total deposits increased $599 million, as growth in money market accounts, checking with interest and savings, was largely offset by a decrease in term deposits and demand deposits. Citizens Access® deposits totaled $5.8 billion at December 31, 2019, up from $5.6 billion at September 30, 2019.

Fourth quarter 2019 average deposits of $125.7 billion increased $7.9 billion, or 7%, from fourth quarter 2018, reflecting growth in money market accounts, savings, checking with interest, term deposits and demand deposits.

Compared with third quarter 2019, average deposits increased $1.7 billion, or 1.4%, as growth in money market accounts, demand deposits, savings and checking with interest was largely offset by a decrease in term deposits.

Borrowed Funds				4Q19 change from

($s in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Period-end borrowed funds				$	%	$	%

Federal funds purchased and securities sold under agreements to repurchase	$265	$867	$1,156	$(602)	(69) %	$(891)	(77) %
Other short-term borrowed funds(1)	9	210	161	(201)	(96)	(152)	(94)
Long-term borrowed funds(1)
FHLB advances	5,008	3,007	7,508	2,001	67	(2,500)	(33)
Senior debt	7,382	8,143	6,769	(761)	(9)	613	9
Subordinated debt and other debt	1,657	1,656	1,648	1	—	9	1

Total borrowed funds	$14,321	$13,883	$17,242	$438	3%	$(2,921)	(17) %

Average borrowed funds
Federal funds purchased and securities sold under agreements to repurchase	$456	$487	$821	$(31)	(6) %	$(365)	(44) %
Other short-term borrowed funds(1)	48	113	341	(65)	(58)	(293)	(86)
Long-term borrowed funds(1)
FHLB advances	3,259	2,478	6,684	781	32	(3,425)	(51)
Senior debt	7,914	8,000	7,241	(86)	(1)	673	9
Subordinated debt and other debt	1,657	1,656	1,648	1	—	9	1

Total average borrowed funds	$13,334	$12,734	$16,735	$600	5%	$(3,401)	(20) %

1) Beginning in 1Q19, borrowed funds balances are based on original maturity and prior periods have been revised consistent with the current presentation.

Total borrowed funds of $14.3 billion at December 31, 2019 decreased $2.9 billion, or 17%, from December 31, 2018, reflecting a $2.5 billion decrease in long-term FHLB borrowings and a $1.0 billion decrease in short-term borrowings, partially offset by a $613 million increase in senior debt, given improved funding mix from deposit growth. Compared with September 30, 2019, total borrowed funds increased $438 million driven by a $2.0 billion increase in long-term FHLB advances, partially offset by a $761 million decrease in senior debt and a $803 million decrease in short-term borrowed funds.

Average borrowed funds of $13.3 billion decreased $3.4 billion, or 20%, from fourth quarter 2018 driven by a $3.4 billion decrease in long-term FHLB borrowings and a $658 million decrease in short-term borrowings, reflecting improved funding mix from deposit growth, partially offset by a $673 million increase in senior debt. Compared with September 30, 2019 average borrowed funds increased $600 million, or 5%, reflecting a $781 million increase in long-term FHLB borrowings, partially offset by a $96 million decrease in short-term borrowings and an $86 million decrease in senior debt.

Capital				4Q19 change from
($s and shares in millions except per share data)	4Q19	3Q19	4Q18	3Q19		4Q18

Period-end capital				$	%	$	%

Stockholders’ equity	$22,201	$21,851	$20,817	$350	2%	$1,384	7%
Stockholders’ common equity	20,631	20,718	19,977	(87)	—	654	3
Tangible common equity	13,893	13,976	13,389	(83)	(1)	504	4
Tangible book value per common share	$32.08	$31.48	$28.73	$0.60	2	$3.35	12
Common shares - at end of period	433.1	443.9	466.0	(10.8)	(2)	(32.9)	(7)
Common shares - average (diluted)	436.5	447.1	469.1	(10.6)	(2) %	(32.6)	(7) %
Common equity tier 1 capital ratio(1)	10.0%	10.3%	10.6%
Total capital ratio(1)	13.0	13.0	13.3
Tier 1 leverage ratio(1)	10.0%	9.9%	10.0%

1) Current reporting-period regulatory capital ratios are preliminary.

At December 31, 2019, our Basel III capital ratios remained well in excess of applicable regulatory requirements with a CET1 capital ratio of 10.0% compared with 10.3% at September 30, 2019 and 10.6% at December 31, 2018, and a total capital ratio of 13.0% compared with total capital ratios of 13.0% as of September 30, 2019 and 13.3% as of December 31, 2018.

Tangible book value per common share of $32.08 increased 2% from third quarter 2019 and increased 12% from fourth quarter 2018.

As part of CFG’s 2019 Capital Plan, the company increased its first quarter 2020 quarterly common dividend by 8% to $0.39 per common share. During the fourth quarter 2019, the company repurchased 10.9 million shares of common stock at a weighted-average price of $36.68, and including common dividends, returned $558 million to shareholders. These results compare with $662 million returned to common shareholders in third quarter 2019 and $427 million in fourth quarter 2018.

In 2019, the company repurchased 34 million shares of common stock at a weighted-average price of $35.56, and including common dividends, returned $1.84 billion to common shareholders, up 23% from 2018. Comparables for 2018 were repurchases of 25.8 million shares of common stock at a weighted-average price of $39.77, and including common dividends, $1.5 billion returned to common shareholders.

Credit quality review				4Q19 change from
($s in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

				$/bps	%	$/bps	%

Nonperforming loans and leases	$703	$737	$766	$(34)	(5) %	$(63)	(8) %
Net charge-offs	122	113	85	9	8	37	44
Provision for credit losses	110	101	85	9	9	25	29
Allowance for loan and lease losses	$1,252	$1,263	$1,242	$(11)	(1) %	$10	1%
Nonperforming loans and leases as a % of loans and leases	0.59%	0.63%	0.66%	(4) bps		(7) bps
Net charge-offs as a % of average loans and leases	0.41	0.38	0.29	3		12
Allowance for loan and lease losses as a % of loans and leases	1.05	1.07	1.06	(2)		(1)
Allowance for loan and lease losses as a % of nonperforming loans and leases	178.0%	171.4%	162.2%	660 bps		1,579 bps

Overall credit quality remains strong, reflecting an improving risk profile in retail and a broadly stable risk profile in commercial. Nonperforming loans and leases decreased $63 million, or 8%, compared with December 31, 2018, reflecting a $44 million increase tied to commercial and a $107 million decrease in retail driven by improvements in home equity, education and auto. Compared to September 30, 2019, nonperforming loans and leases of $703 million decreased $34 million, or 5%, reflecting a $36 million decrease in commercial, partially offset by a $2 million increase in retail. The nonperforming loans and leases to loans and leases ratio of 0.59% at December 31, 2019 improved 4 basis points from 0.63% at September 30, 2019 and improved 7 basis points from 0.66% at December 31, 2018.

Net charge-offs of $122 million increased $37 million from fourth quarter 2018, reflecting a $19 million increase in commercial and an $18 million increase in retail driven by expected seasoning in growth portfolios. Compared with third quarter 2019, net charge-offs of $122 million increased $9 million driven by a $14 million increase in retail reflecting seasonally-higher losses in auto and expected seasoning in other retail, partially offset by lower commercial, which reflects a $5 million impact tied to the third quarter 2019 lease restructuring transaction.

Fourth quarter 2019 net charge-offs were 41 basis points of average loans and leases compared with 29 basis points in fourth quarter 2018 and 38 basis points in third quarter 2019.

Allowance for loan and lease losses of $1.3 billion decreased $11 million from third quarter 2019 and increased $10 million from fourth quarter 2018 levels.

The ratio of the allowance for loan and lease losses to loans and leases of 1.05% as of December 31, 2019, compares to 1.07% as of September 30, 2019 and 1.06% as of December 31, 2018. The allowance for loan and lease losses to nonperforming loans and leases ratio of 178% as of December 31, 2019 compares to 171% as of September 30, 2019, and 162% as of December 31, 2018.

About Citizens Financial Group, Inc .

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $165.7 billion in assets as of December 31, 2019. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,100 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services, including lending and deposits, capital markets, treasury services, foreign exchange and interest rate products, and asset finance.

Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations

(in millions, except share, per-share and ratio data)

Key Performance Metrics:

Our Management uses certain key performance metrics (KPMs) to gauge our progress against strategic and operational goals, as well as to compare our performance against peers. The KPMs are referred to in our Registration Statements on Form S-1 and our external financial reports filed with the Securities and Exchange Commission. The KPMs include:

•	Return on average tangible common equity (ROTCE);
•	Efficiency ratio;
•	Operating leverage; and
•	Common equity tier 1 capital ratio.

Established targets for the KPMs are based on Management-reporting results which are currently referred to by the Company as “Underlying” results. In historical periods, these results may have been referred to as “Adjusted” or “Adjusted/Underlying” results. We believe that Underlying results, which exclude notable items, provide the best representation of our underlying financial progress toward the KPMs as the results exclude items that our Management does not consider indicative of our on-going financial performance. We have consistently shown investors our KPMs on a Management-reporting basis since our initial public offering in September of 2014. KPMs that reflect Underlying results are considered non-GAAP financial measures.

Non-GAAP Financial Measures:

This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q19 Change						2019 Change
		4Q19	3Q19	4Q18	3Q19		4Q18		2019	2018	2018
					$	%	$	%			$	%
Noninterest income, Underlying:
Noninterest income (GAAP)	A	$494	$493	$421	$1	— %	$73	17%	$1,877	$1,596	$281	18%
Less: Notable items		—	—	(5)	—	—	5	100	—	(5)	5	100

Noninterest income, Underlying (non-GAAP)	B	$494	$493	$426	$1	— %	$68	16%	$1,877	$1,601	$276	17%

Total revenue, Underlying:
Total revenue (GAAP)	C	$1,637	$1,638	$1,593	($1)	— %	$44	3%	$6,491	$6,128	$363	6%
Less: Notable items		—	—	(5)	—	—	5	100	—	(5)	5	100

Total revenue, Underlying (non-GAAP)	D	$1,637	$1,638	$1,598	($1)	— %	$39	2%	$6,491	$6,133	$358	6%

Noninterest expense, Underlying:
Noninterest expense (GAAP)	E	$986	$973	$951	$13	1%	$35	4%	$3,847	$3,619	$228	6%
Less: Notable items		37	19	45	18	95	(8)	(18)	68	54	14	26

Noninterest expense, Underlying (non-GAAP)	F	$949	$954	$906	($5)	(1%)	$43	5%	$3,779	$3,565	$214	6%

Pre-provision profit:
Total revenue (GAAP)	C	$1,637	$1,638	$1,593	($1)	— %	$44	3%	$6,491	$6,128	$363	6%
Less: Noninterest expense (GAAP)	E	986	973	951	13	1	35	4	3,847	3,619	228	6

Pre-provision profit (GAAP)		$651	$665	$642	($14)	(2%)	$9	1%	$2,644	$2,509	$135	5%

Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	D	$1,637	$1,638	$1,598	($1)	— %	$39	2%	$6,491	$6,133	$358	6%
Less: Noninterest expense, Underlying (non-GAAP)	F	949	954	906	(5)	(1)	43	5	3,779	3,565	214	6

Pre-provision profit, Underlying (non-GAAP)		$688	$684	$692	$4	1%	($4)	(1%)	$2,712	$2,568	$144	6%

Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	G	$541	$564	$557	($23)	(4%)	($16)	(3%)	$2,251	$2,183	$68	3%
Less: Income (expense) before income tax expense (benefit) related to notable items		(37)	(19)	(50)	(18)	(95)	13	26	(68)	(59)	(9)	(15)

Income before income tax expense, Underlying (non-GAAP)	H	$578	$583	$607	($5)	(1%)	($29)	(5%)	$2,319	$2,242	$77	3%

Income tax expense, Underlying:
Income tax expense (benefit) (GAAP)	I	$91	$115	$92	($24)	(21%)	($1)	(1%)	$460	$462	($2)	— %
Less: Income tax expense (benefit) related to notable items		(33)	(15)	(41)	(18)	(120)	8	20	(51)	(43)	(8)	(19)

Income tax expense, Underlying (non-GAAP)	J	$124	$130	$133	($6)	(5%)	($9)	(7%)	$511	$505	$6	1%

Net income, Underlying:
Net income (GAAP)	K	$450	$449	$465	$1	— %	($15)	(3%)	$1,791	$1,721	$70	4%
Add: Notable items, net of income tax expense (benefit)		4	4	9	—	—	(5)	(56)	17	16	1	6

Net income, Underlying (non-GAAP)	L	$454	$453	$474	$1	— %	($20)	(4%)	$1,808	$1,737	$71	4%

Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	M	$427	$432	$450	($5)	(1%)	($23)	(5%)	$1,718	$1,692	$26	2%
Add: Notable items, net of income tax expense (benefit)		4	4	9	—	—	(5)	(56)	17	16	1	6

Net income available to common stockholders, Underlying (non-GAAP)	N	$431	$436	$459	($5)	(1%)	($28)	(6%)	$1,735	$1,708	$27	2%

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data

		QUARTERLY TRENDS							FULL YEAR
					4Q19 Change						2019 Change
		4Q19	3Q19	4Q18	3Q19		4Q18		2019	2018	2018
					$/bps	%	$/bps	%			$/bps	%
Operating leverage:
Total revenue (GAAP)	C	$1,637	$1,638	$1,593	($1)	(0.14%)	$44	2.73%	$6,491	$6,128	$363	5.91%
Less: Noninterest expense (GAAP)	E	986	973	951	13	1.33	35	3.74	3,847	3,619	228	6.30

Operating leverage						(1.47%)		(1.01%)				(0.39%)

Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	D	$1,637	$1,638	$1,598	($1)	(0.14%)	$39	2.41%	$6,491	$6,133	$358	5.83%
Less: Noninterest expense, Underlying (non-GAAP)	F	949	954	906	(5)	(0.49)	43	4.79	3,779	3,565	214	6.00

Operating leverage, Underlying (non-GAAP)						0.35%		(2.38%)				(0.17%)

Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	E/C	60.28%	59.40%	59.69%	88	bps	59	bps	59.28%	59.06%	22	bps
Efficiency ratio, Underlying (non-GAAP)	F/D	58.02	58.22	56.70	(20)	bps	132	bps	58.23	58.13	10	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	I/G	16.76%	20.46%	16.45%	(370)	bps	31	bps	20.43%	21.16%	(73)	bps
Effective income tax rate, Underlying (non-GAAP)	J/H	21.52	22.29	21.91	(77)	bps	(39)	bps	22.03	22.55	(52)	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	O	$20,400	$20,533	$19,521	($133)	(1%)	$879	5%	$20,325	$19,645	$680	3%
Return on average common equity	M/O	8.30%	8.35%	9.16%	(5)	bps	(86)	bps	8.45%	8.62%	(17)	bps
Return on average common equity, Underlying (non-GAAP)	N/O	8.36	8.45	9.33	(9)	bps	(97)	bps	8.53	8.69	(16)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	O	$20,400	$20,533	$19,521	($133)	(1%)	$879	5%	$20,325	$19,645	$680	3%
Less: Average goodwill (GAAP)		7,044	7,044	6,946	—	—	98	1	7,036	6,912	124	2
Less: Average other intangibles (GAAP)		69	73	32	(4)	(5)	37	116	71	14	57	NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		373	372	364	1	—	9	2	371	359	12	3

Average tangible common equity	P	$13,660	$13,788	$12,907	($128)	(1%)	$753	6%	$13,589	$13,078	$511	4%

Return on average tangible common equity	M/P	12.39%	12.44%	13.85%	(5)	bps	(146)	bps	12.64%	12.94%	(30)	bps
Return on average tangible common equity, Underlying (non-GAAP)	N/P	12.49	12.58	14.11	(9)	bps	(162)	bps	12.76	13.06	(30)	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	Q	$164,646	$162,110	$157,732	$2,536	2%	$6,914	4%	$162,176	$154,553	$7,623	5%
Return on average total assets	K/Q	1.08%	1.10%	1.17%	(2)	bps	(9)	bps	1.10%	1.11%	(1)	bps
Return on average total assets, Underlying (non-GAAP)	L/Q	1.09	1.11	1.19	(2)	bps	(10)	bps	1.11	1.12	(1)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	Q	$164,646	$162,110	$157,732	$2,536	2%	$6,914	4%	$162,176	$154,553	$7,623	5%
Less: Average goodwill (GAAP)		7,044	7,044	6,946	—	—	98	1	7,036	6,912	124	2
Less: Average other intangibles (GAAP)		69	73	32	(4)	(5)	37	116	71	14	57	NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		373	372	364	1	—	9	2	371	359	12	3

Average tangible assets	R	$157,906	$155,365	$151,118	$2,541	2%	$6,788	4%	$155,440	$147,986	$7,454	5%

Return on average total tangible assets	K/R	1.13%	1.15%	1.22%	(2)	bps	(9)	bps	1.15%	1.16%	(1)	bps
Return on average total tangible assets, Underlying (non-GAAP)	L/R	1.14	1.16	1.24	(2)	bps	(10)	bps	1.16	1.17	(1)	bps

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q19 Change						2019 Change
		4Q19	3Q19	4Q18	3Q19		4Q18		2019	2018	2018
					$/bps	%	$/bps	%			$/bps	%
Tangible book value per common share:
Common shares – at period-end (GAAP)	S	433,121,083	443,913,525	466,007,984	(10,792,442)	(2%)	(32,886,901)	(7%)	433,121,083	466,007,984	(32,886,901)	(7%)
Common stockholders’ equity (GAAP)		$20,631	$20,718	$19,977	($87)	—	$654	3	$20,631	$19,977	$654	3
Less: Goodwill (GAAP)		7,044	7,044	6,923	—	—	121	2	7,044	6,923	121	2
Less: Other intangible assets (GAAP)		68	71	31	(3)	(4)	37	119	68	31	37	119
Add: Deferred tax liabilities related to goodwill (GAAP)		374	373	366	1	—	8	2	374	366	8	2

Tangible common equity	T	$13,893	$13,976	$13,389	($83)	(1%)	$504	4%	$13,893	$13,389	$504	4%

Tangible book value per common share	T/S	$32.08	$31.48	$28.73	$0.60	2%	$3.35	12%	$32.08	$28.73	$3.35	12%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	U	434,684,606	445,703,987	467,338,825	(11,019,381)	(2%)	(32,654,219)	(7%)	449,731,453	478,822,072	(29,090,619)	(6%)
Average common shares outstanding - diluted (GAAP)	V	436,500,829	447,134,595	469,103,134	(10,633,766)	(2)	(32,602,305)	(7)	451,213,701	480,430,741	(29,217,040)	(6)
Net income per average common share - basic (GAAP)	M/U	$0.98	$0.97	$0.96	$0.01	1	$0.02	2	$3.82	$3.54	$0.28	8
Net income per average common share - diluted (GAAP)	M/V	0.98	0.97	0.96	0.01	1	0.02	2	3.81	3.52	0.29	8
Net income per average common share - basic, Underlying (non-GAAP)	N/U	0.99	0.98	0.98	0.01	1	0.01	1	3.86	3.57	0.29	8
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	0.99	0.98	0.98	0.01	1	0.01	1	3.84	3.56	0.28	8

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS							FULL YEAR
				4Q19 Change						2019 Change
	4Q19	3Q19	4Q18	3Q19		4Q18		2019	2018	2018
				$/bps	%	$/bps	%			$/bps	%
Mortgage banking fees, Underlying:
Mortgage banking fees (GAAP)	$80	$117	$51	($37)	(32%)	$29	57%	$302	$152	$150	99%
Less: Notable items	—	—	(4)	—	—	4	100	—	(4)	4	100

Mortgage banking fees, Underlying (non-GAAP)	$80	$117	$55	($37)	(32%)	$25	45%	$302	$156	$146	94%

Other income, Underlying:
Other income (GAAP)	$16	$20	$15	($4)	(20%)	$1	7%	$89	$64	$25	39%
Less: Notable items	—	—	(1)	—	—	1	100	—	(1)	1	100

Other income, Underlying (non-GAAP)	$16	$20	$16	($4)	(20%)	$—	— %	$89	$65	$24	37%

Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$502	$508	$483	($6)	(1%)	$19	4%	$2,026	$1,880	$146	8%
Less: Notable items	6	5	6	1	20	—	—	14	11	3	27

Salaries and employee benefits, Underlying (non-GAAP)	$496	$503	$477	($7)	(1%)	$19	4%	$2,012	$1,869	$143	8%

Equipment and software expense, Underlying[1]:
Equipment and software expense (GAAP)	$133	$130	$124	$3	2%	$9	7%	$514	$464	$50	11%
Less: Notable items	3	—	3	3	100	—	—	3	3	—	—

Equipment and software expense, Underlying (non-GAAP)	$130	$130	$121	$—	— %	$9	7%	$511	$461	$50	11%

Outside services, Underlying:
Outside services (GAAP)	$142	$128	$135	$14	11%	$7	5%	$498	$447	$51	11%
Less: Notable items	20	14	19	6	43	1	5	43	20	23	115

Outside services, Underlying (non-GAAP)	$122	$114	$116	$8	7%	$6	5%	$455	$427	$28	7%

Occupancy, Underlying:
Occupancy (GAAP)	$88	$80	$92	$8	10%	($4)	(4%)	$333	$333	$—	— %
Less: Notable items	8	—	16	8	100	(8)	(50)	8	16	(8)	(50)

Occupancy, Underlying (non-GAAP)	$80	$80	$76	$—	— %	$4	5%	$325	$317	$8	3%

Other operating expense, Underlying:
Other operating expense (GAAP)	$121	$127	$117	($6)	(5%)	$4	3%	$476	$495	($19)	(4%)
Less: Notable items	—	—	1	—	—	(1)	(100)	—	4	(4)	(100)

Other operating expense, Underlying (non-GAAP)	$121	$127	$116	($6)	(5%)	$5	4%	$476	$491	($15)	(3%)

1 Beginning in the first quarter of 2019, we combined our presentation of equipment expense and amortization of software into equipment and software expense. Prior periods have been adjusted to conform with the current period presentation.

Key performance metrics, non-GAAP financial measures and reconciliations - Underlying excluding Acquisitions

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q19 Change						2019 Change
		4Q19	3Q19	4Q18	3Q19		4Q18		2019	2018	2018
					$/bps	%	$/bps	%			$/bps	%
Noninterest income, Underlying excluding Acquisitions:
Noninterest income (GAAP)		$494	$493	$421	$1	— %	$73	17%	$1,877	$1,596	$281	18%
Less: Notable items		—	—	(5)	—	—	5	100	—	(5)	5	100
Less: Acquisitions impact		48	78	33	(30)	(38)	15	45	201	57	144	NM

Noninterest income, Underlying excluding Acquisitions (non-GAAP)		$446	$415	$393	$31	7%	$53	13%	$1,676	$1,544	$132	9%

Total revenue, Underlying excluding Acquisitions:
Total revenue (GAAP)	A	$1,637	$1,638	$1,593	($1)	— %	$44	3%	$6,491	$6,128	$363	6%
Less: Notable items		—	—	(5)	—	—	5	100	—	(5)	5	100
Less: Acquisitions impact		55	85	36	(30)	(35)	19	53	222	62	160	NM

Total revenue, Underlying excluding Acquisitions (non-GAAP)	B	$1,582	$1,553	$1,562	$29	2%	$20	1%	$6,269	$6,071	$198	3%

Noninterest expense, Underlying excluding Acquisitions:
Noninterest expense (GAAP)	C	$986	$973	$951	$13	1%	$35	4%	$3,847	$3,619	$228	6%
Less: Notable items		37	19	45	18	95	(8)	(18)	68	54	14	26
Less: Acquisitions impact		40	39	35	1	3	5	14	149	60	89	148

Noninterest expense, Underlying excluding Acquisitions (non-GAAP)	D	$909	$915	$871	($6)	(1%)	$38	4%	$3,630	$3,505	$125	4%

Operating leverage:
Total revenue (GAAP)	A	$1,637	$1,638	$1,593	($1)	(0.14%)	$44	2.73%	$6,491	$6,128	$363	5.91%
Less: Noninterest expense (GAAP)	C	986	973	951	13	1.33	35	3.74	3,847	3,619	228	6.30

Operating leverage						(1.47%)		(1.01%)				(0.39%)

Operating leverage, Underlying excluding Acquisitions:
Total revenue, Underlying excluding Acquisitions (non-GAAP)	B	$1,582	$1,553	$1,562	$29	1.88%	$20	1.31%	$6,269	$6,071	$198	3.27%
Less: Noninterest expense, Underlying excluding Acquisitions (non-GAAP)	D	909	915	871	(6)	(0.57)	38	4.42	3,630	3,505	125	3.58

Operating leverage, Underlying excluding Acquisitions (non-GAAP)						2.45%		(3.11%)				(0.31%)

Efficiency ratio and efficiency ratio, Underlying excluding Acquisitions:
Efficiency ratio	C/A	60.28%	59.40%	59.69%	88	bps	59	bps	59.28%	59.06%	22
Efficiency ratio, Underlying excluding Acquisitions (non-GAAP)	D/B	57.48	58.90	55.77	(142)	bps	171	bps	57.91	57.74	17

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•	Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•	Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•	Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Item 9.01   Financial Statements and Exhibits.

	Exhibit Number	Description

(d)	Exhibit 99.1	Citizens Financial Group, Inc. financial supplement for fourth quarter and full year 2019

	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ John F. Woods
John F. Woods
Vice Chairman and Chief Financial Officer

Date: February 3, 2020